Exhibit 99.1

News
Release

Corporate Headquarters

P.O. Box 269

San Antonio, TX 78291-0269

Phone: (210) 829-9000

Fax: (210) 829-9403

www.harte-hanks.com

FOR IMMEDIATE RELEASE

Media & Financial Contact:
Dean Blythe
(210) 829-9138
dblythe@harte-hanks.com

HARTE-HANKS INCREASES QUARTERLY DIVIDEND AND ANNOUNCES DATE OF 4TH QUARTER 2005 EARNINGS RELEASE AND TELECONFERENCE

SAN ANTONIO, TX – January 26, 2006 – The board of directors of Harte-Hanks, Inc. (NYSE: HHS) has declared a regular quarterly dividend of 6.0 cents per share payable March 15, 2006 to shareholders of record on March 1, 2006. This represents a 20% increase in the regular quarterly dividend and is the eleventh dividend increase since the company went public in 1993 for the second time.

Harte-Hanks is scheduled to release its fourth quarter 2005 financial results on Tuesday, January 31, 2006. The Company will host a conference call to discuss the earnings release on January 31, 2006 at 10:00 a.m. CST. The conference call number is 800-988-9498, pass-code 121693. The conference call will also be audio webcast. To access, please go to https://e-meetings.mci.com, conference number 1017893, pass-code 121693. There will be an audio replay available shortly after the call through February 10, 2006. To access, please call 888-567-0415, pass-code 121693.

Harte-Hanks, Inc., San Antonio, TX, is a worldwide, direct and targeted marketing company that provides direct marketing services and shopper advertising opportunities to a wide range of local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing improves the return on its clients’ marketing investment with a range of services organized around five solution points: Construct and update the database — Access the data — Analyze the data — Apply the knowledge — Execute the programs. Expert at each element within this process, Harte-Hanks Direct Marketing is highly skilled at tailoring solutions for each of the vertical markets it serves. Harte-Hanks Shoppers is North America’s largest owner, operator and distributor of shopper publications, with shoppers that are zoned into more than 1,000 separate editions with circulation in excess of 12 million in California and Florida each week.

##

For more information, contact: Chief Financial Officer Dean Blythe (210) 829-9138 or e-mail at dblythe@harte-hanks.com.

This release and other information about Harte-Hanks can be found on the World Wide Web at http://www.harte-hanks.com